UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-136110	20-5188065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

CFO Appointment

On June 4, 2014, the Board of Directors (the “Board”) of GTJ REIT, Inc. (the “Company”), approved appointment of Ben Zimmerman as Chief Financial Officer of the Company, to commence his employment with the Company on June 16, 2014. The Board also approved the terms and provisions of Mr. Zimmerman’s employment with the Company as set forth in certain Employment Letter, to include, among others: (i) base salary of $225,000 per annum, subject to review by the Board on an annual basis; (ii) an opportunity to earn an annual bonus in the discretion of and subject to the Board’s review, and (iii) eligibility to participate in the Company’s health, long-term care and other benefit programs. In addition, the Employment Letter also contains confidentiality and non-disclosure covenants customary for agreements of this nature.

Mr. Zimmerman is a Certified Public Accountant. From November 2003 to present, he held the offices of Controller of Rechler Equity Partners, a privately held real estate portfolio company. Mr. Zimmerman holds an MBA (Accounting) degree from the New York University (1992) and a Bachelor’s degree from Amherst College (1989).

There is no arrangement or understanding between Mr. Zimmerman and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between him and any executive officers and directors.

Executive Bonus Compensation Awards

On June 4, 2014, following review by the Compensation Committee and in recognition of the Company’s management’s performance and efforts in the fiscal year 2013, the Board approved the following executive bonus compensation:

(i) to Paul Cooper, the Company’s CEO, (1) $295,000 cash bonus, and (2) under the terms and provisions of the Company’s the 2007 Incentive Award Plan (the “Plan”), 22,352 shares of restricted common stock (which, based upon $6.80 per share as per the most recent independent valuation, represents a $152,000 grant) and subject to such other additional terms as may be set forth in respective stock grant notices and agreement to be executed by the Company in connection with this equity issuance; and,

(ii) to Louis Sheinker, the Company’s President and COO, (1) $295,000 cash bonus, and (2) under the terms and provisions of the Plan, 22,352 shares of restricted common stock (which also represents a $152,000 grant) and subject to such other additional terms as may be set forth in respective stock grant notices and agreement to be executed by the Company in connection with this equity issuance.

Item 9.01	Exhibits

No.	Exhibit

10.1	B. Zimmerman Employment letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GTJ REIT, Inc.

By:	/s/ Louis Sheinker
Louis Sheinker, President and COO

Date: June 9, 2014